EXHIBIT 99.1

NEWS BULLETIN
     FROM:

  CalAmp logo

FOR IMMEDIATE RELEASE

          CalAmp Satellite Products Requalified By Key Customer

   Company expects to resume shipments to its historically largest customer


OXNARD, Calif., January 16, 2008--CalAmp Corp. (Nasdaq: CAMP), a leading provider of wireless products, services, and solutions, announced today that a key Direct Broadcast Satellite (DBS) customer has requalified two of CalAmp's products, including the latest generation offering that supports expanded high-definition television (HDTV) content along with a popular older generation product line.

As previously announced, a product performance issue affecting certain DBS equipment manufactured by CalAmp for this customer resulted in the customer returning product and putting orders on hold pending the requalification of products. Last month, CalAmp announced that it had reached a settlement agreement with this customer related to this issue. Today's announcement that the customer has requalified the products paves the way for CalAmp to resume business with this important customer.

Fred Sturm, CalAmp's President and Chief Executive Officer, commented, "I am very pleased to announce that CalAmp products have been requalified by the DBS service provider that has been our largest customer over the past several years. We will immediately begin working with our customer towards restarting the production process. Initially, we expect we will be shipping a mix of both revenue-generating new units and non-revenue refurbished units. We believe these shipments will likely resume during our fiscal 2009 first quarter, and we look forward to rebuilding our market position with this key customer."


About CalAmp Corp.
CalAmp is a leading provider of wireless communications products that enable anytime/anywhere access to critical information, data and entertainment content. With comprehensive capabilities ranging from product design and development through volume production, CalAmp delivers cost-effective high quality solutions to a broad array of customers and end markets. CalAmp is a supplier of DBS outdoor customer premise equipment to the U.S. satellite television market. The Company also provides wireless data communication solutions for the telemetry and asset tracking markets, private wireless networks, public safety communications and critical infrastructure and process control applications. For additional information, please visit the Company's website at www.calamp.com.


Forward-Looking Statement
Statements in this press release that are not historical in nature are forward-looking statements, which involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including general and industry economic conditions, product demand, increased competition, competitive pricing and continued pricing declines in the DBS market, the timing of customer approvals of new product designs, operating costs, the Company's ability to efficiently and cost-effectively integrate its acquired businesses, the Company's ability to obtain an amendment of its bank credit agreement to eliminate the event of default under the credit agreement, the risk that the ultimate cost of resolving a product performance issue with a key DBS customer may exceed the amount of reserves established for that purpose, and other risks or uncertainties that are described in the Company's fiscal 2007 Annual Report on Form 10-K filed on May 17, 2007 with the Securities and Exchange Commission (SEC) and in the Quarterly Report on Form 10-Q filed on January 15, 2008 with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AT THE COMPANY:                         AT FINANCIAL RELATIONS BOARD:
Rick Vitelle                            Lasse Glassen
Chief Financial Officer                 General Information
(805) 987-9000                          (213) 486-6546
                                        lglassen@frbir.com